Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216463

CALCULATION OF REGISTRATION FEE

	Amount Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.900% Notes due 2024	$900,000,000	99.603%	$896,427,000	$116,356.22
3.750% Notes due 2029	$600,000,000	99.595%	$597,570,000	$77,564.59
Total			$1,493,997,000	$193,920.81

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-216463) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 6, 2017)

$1,500,000,000

$900,000,000 2.900% Notes due 2024

$600,000,000 3.750% Notes due 2029

Delta Air Lines, Inc. (“Delta”) is offering $900,000,000 aggregate principal amount of its 2.900% Notes due 2024 (the “2024 Notes”) and $600,000,000 aggregate principal amount of its 3.750% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “notes”). Unless redeemed prior to maturity, the 2024 Notes will mature on October 28, 2024 and the 2029 Notes will mature on October 28, 2029. We will pay interest on the notes semi-annually in arrears on April 28 and October 28 of each year, commencing April 28, 2020.

We may redeem some or all of the notes of each series at any time and from time to time prior to their maturity at the applicable redemption prices described in this prospectus supplement under the heading “Description of Notes—Redemption.” In the event of a Change of Control Triggering Event, as defined in this prospectus supplement, the holders may require us to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

The notes will be senior unsecured obligations of Delta. The notes will rank equally in right of payment with all other existing and future senior unsecured indebtedness of Delta.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2024 Note	Total	Per 2029 Note	Total
Public offering price(1)	99.603%	$896,427,000	99.595%	$597,570.000
Underwriting discounts	0.600%	$5,400,000	0.650%	$3,900,000
Proceeds to us before expenses	99.003%	$891,027,000	98.945%	$593,670,000

(1)	Plus accrued interest, if any, from October 28, 2019, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about October 28, 2019.

Joint Book-Running Managers

Barclays		Citigroup		J.P. Morgan

	SMBC Nikko		US Bancorp

BNP PARIBAS	Fifth Third Securities	ICBC Standard Bank	Wells Fargo Securities

Co-Managers

Credit Agricole CIB	Siebert Cisneros Shank & Co., L.L.C.

The date of this prospectus supplement is October 21, 2019.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in this prospectus supplement in the section titled “Incorporation by Reference” before deciding whether to invest in the notes.

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

In this prospectus supplement, references to “Delta,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and not to its subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described under the heading “Risk Factors” in this prospectus supplement, in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report”) and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus, under the heading “Risk Factors” in our 2018 Annual Report and in other documents that we subsequently file with the SEC.

Delta Air Lines, Inc.

We are a major passenger airline, providing scheduled air transportation for passengers and cargo throughout the U.S. and around the world. Powered by the dedication of our employees, we are committed to providing exceptional customer service through our global route network. Our route network is centered around a system of significant hubs and key markets at airports in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul-Incheon and Tokyo. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or key market to domestic and international cities and to other hubs or key markets. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Through our international joint ventures, our alliances with other foreign airlines, our membership in SkyTeam and agreements with multiple domestic regional carriers that operate as Delta Connection®, we are able to bring choice and competition to customers worldwide.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On September 26, 2019, we announced our plan to enter into a strategic alliance with LATAM Airlines Group S.A. (“LATAM”). Subject to regulatory approval, specifically requirements under the Hart-Scott-Rodino Antitrust Improvement Act, we plan to commence a tender offer for the acquisition of up to 20% of the common shares of LATAM at a price per share of $16 (the “Tender Offer”). In addition, to support the establishment of the strategic alliance, we will invest $350 million into LATAM, $150 million of which was disbursed in the September 2019 quarter. As part of our planned strategic alliance with LATAM, we have also agreed to acquire four A350 aircraft from LATAM and plan to assume ten of LATAM’s A350 purchase commitments from Airbus, with deliveries through 2025. See “Risk Factors—Risk Factors Relating to Delta—Our significant investments in airlines in other parts of the world and the commercial relationships that we have with those carriers may not produce the returns or results we expect” for a discussion of the risks of our strategic alliances, which are applicable to our strategic alliance with LATAM.

Although the Tender Offer is not conditioned upon completion of this offering or on our ability to obtain additional financing, we intend to finance the purchase of LATAM common shares pursuant to the Tender Offer, currently estimated to total approximately $1.9 billion, with the net proceeds of this offering and available cash.

The Tender Offer has not commenced as of the date of this prospectus supplement, and this offering is not conditioned upon completion of the Tender Offer. If the Tender Offer is not consummated, we will not be required to redeem the notes and we will use the net proceeds from the offering of the notes for general corporate purposes. Pending any application of the net proceeds, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits. See “Use of Proceeds.”

The Tender Offer described above in this prospectus supplement has not yet commenced, and this prospectus supplement is neither an offer to purchase nor a solicitation of an offer to sell any of the common shares of LATAM or any American Depository Receipts representing the common shares of LATAM or any other securities. If required by applicable law and solely upon the satisfaction of the conditions precedent to the Tender Offer, we intend to file with the SEC a Tender Offer Statement and related materials on Schedule TO, and LATAM would file a Solicitation Recommendation on Schedule 14D-9.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes. For purposes of this description, references to “Delta,” “we,” “our” and “us” refer only to Delta Air Lines, Inc. and not to its subsidiaries.

Issuer	Delta Air Lines, Inc.

Notes Offered	The offering will consist of:

•	$900,000,000 aggregate principal amount of 2.900% Notes due 2024 (the “2024 Notes”); and

•	$600,000,000 aggregate principal amount of 3.750% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “notes”).

Maturity Dates	The 2024 Notes will mature on October 28, 2024.

The 2029 Notes will mature on October 28, 2029.

Interest on the Notes	The 2024 Notes will bear interest at a rate of 2.900% per year.

The 2029 Notes will bear interest at a rate of 3.750% per year.

Interest Payment Dates	Interest will be payable semi-annually in arrears for the notes on April 28 and October 28 of each year, beginning on April 28, 2020.

Redemption	We may redeem the 2024 Notes and the 2029 Notes at our option at any time prior to September 28, 2024 and July 28, 2029, respectively (one month and three months prior to the maturity date of the 2024 Notes and the 2029 Notes, respectively), in whole or in part, at the applicable redemption prices described under “Description of Notes—Redemption,” plus accrued and unpaid interest thereon to the date of redemption.

At any time on or after September 28, 2024 and July 28, 2029 (one month and three months prior to the maturity date of the 2024 Notes and the 2029 Notes, respectively), we may redeem the 2024 Notes and the 2029 Notes, respectively, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

We are not required to establish a sinking fund to retire the notes prior to maturity.

Ranking	The notes will be our direct, unsecured and unsubordinated obligations and will rank pari passu, or equal, in right of payment with our other unsubordinated indebtedness.

Offer to Purchase Upon Change of Control Triggering Event	If we experience certain changes of control and a ratings decline to a rating below investment grade within a certain period of time following such change of control, we must offer to repurchase all of the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest thereon to the repurchase date. See “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

Certain Covenants	The base indenture and the fourth supplemental indenture (together, the “indenture”) governing the notes will contain certain covenants that, among other things, limit our ability to incur liens securing indebtedness for borrowed money or capital leases and engage in mergers and consolidations or transfer all or substantially all of our assets. See “Description of Notes.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see ‘‘Description of Notes—Events of Default.”

Use of Proceeds	We intend to use the net proceeds from the sale of the notes, which we estimate will be approximately $1.48 billion, after deducting the underwriting discounts and estimated offering expenses, together with cash on hand, to finance the purchase of LATAM common shares pursuant to the Tender Offer. This offering is not conditioned upon the completion of the Tender Offer. If the Tender Offer is not consummated, we will not be required to redeem the notes and we will use the net proceeds from the offering of the notes for general corporate purposes. Pending any application of the net proceeds, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits. See “Use of Proceeds.”

Further Issuances	We may, without notice to or consent of the holders or beneficial owners of the notes of any series, issue additional notes of any series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price, sale price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the notes offered hereby.

No Listing	We are not required to list the notes and the notes are not expected to be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	We will issue each series of notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold interests in such global notes through any of DTC, Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as described herein under the heading “Description of Notes—Book-Entry, Delivery and Form.”

Risk Factors	An investment in the notes involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus. In particular, you should evaluate the information set forth and referred to under “Risk Factors” in this prospectus supplement and the accompanying prospectus, under the heading “Item 1A. Risk Factors” in our 2018 Annual Report before deciding whether to invest in any of the notes offered hereby.

Governing Law	State of New York

Trustee	U.S. Bank National Association

RISK FACTORS

In considering whether to purchase the notes, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below and the matters discussed in “Item 1A. Risk Factors” included in our 2018 Annual Report and in other documents that we subsequently file with the SEC.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors and structurally subordinated to creditors of our subsidiaries.

The notes will be effectively subordinated in right of payment to our secured indebtedness, to the extent of the value of the collateral securing that indebtedness. As of September 30, 2019, we had $4.8 billion of secured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur additional secured debt. If we incur any additional secured debt, our assets and the assets of our subsidiaries that are security for that debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

Delta Air Lines, Inc. is the only obligor under the notes and holders of the notes will be creditors of only Delta Air Lines, Inc. None of the subsidiaries of Delta Air Lines, Inc. will guarantee the notes. The ability of Delta Air Lines, Inc.’s creditors, including you, to participate in any distribution of assets of any of its subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of those subsidiary’s creditors, including trade creditors.

If we incur any additional obligations that rank equally in right of payment with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock, capital stock or other securities ranking junior to the notes; or

•	restrict our ability to enter into highly leveraged transactions.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the indenture or the notes could negatively affect the value of the notes.

Certain of our existing credit facilities include more protections for the lenders thereunder than are available to holders of the notes. Our primary credit facility has various financial and other covenants that require us to maintain a minimum fixed charge coverage ratio and a minimum asset coverage ratio and restricts our ability to place liens on certain assets. We have other smaller facilities, some of which are secured and also contain collateral coverage ratios. In addition, the credit facilities contain other negative covenants customary for such financings. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under such existing credit facilities, and the lenders thereunder could, among other things, declare any outstanding borrowings under those existing credit facilities immediately due and payable. However, because the notes do not contain similar covenants, such events may not constitute an event of default under the notes and the holders of the notes would not be able to accelerate the payment under the notes. As a result, holders of the notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or note holders, to the extent the instruments they hold include similar protections.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

The notes require us to offer to repurchase all or any part of each holder’s notes upon the occurrence of a Change of Control Triggering Event, as defined under “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event,” at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, to the date of purchase. We have previously issued other series of notes that similarly require us to offer to repurchase the holders’ notes upon the occurrence of a Change of Control Triggering Event. Moreover, in the future, we may issue further series of notes or enter into other debt arrangements that require us to repurchase or repay the principal amount of debt outstanding (plus a premium, if so provided in the instrument or agreement) upon the occurrence of a Change of Control Triggering Event or similar event. If such an event were to occur, we may not have sufficient financial resources available to satisfy all of those obligations. Consequently, we may not be able satisfy our obligations to repurchase your notes under the terms of the indenture.

An increase in market interest rates could result in a decrease in the market value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes of each series of notes, at any time in whole or from time to time in part prior to their maturity, as described under “Description of Notes—Redemption.” We may redeem notes at times when market interest rates may be lower than market interest rates at the time the notes offered by this prospectus supplement were originally issued. Accordingly, if we redeem notes of any series, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the notes of such series being redeemed.

Our credit ratings may not reflect all the risks of any investment in the notes.

Our credit ratings are an independent assessment of our ability to pay debt obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact that risks related to structural, market or other factors discussed in this prospectus supplement may have on the value of your notes.

Ratings of the notes could be lowered or withdrawn in the future.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold, or sell debt securities since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.

There may not be an active trading market for the notes.

The notes are new issues of securities with no established trading market. We are not required to and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, whether you will be able to sell the notes or the prices at which you may be able to sell the notes. Future trading prices of the notes will depend on many factors, including, but not limited to, prevailing interest rates and economic conditions, our financial condition and results of operations, our prospects and prospects for companies in our industry generally, the then-current credit ratings assigned to our securities (including, if applicable, the notes) and the market for similar securities.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $1.48 billion, after deducting the underwriting discounts and estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to finance the purchase of LATAM common shares pursuant to the Tender Offer. Pending application of the net proceeds, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits.

We intend to finance the purchase of LATAM common shares pursuant to the Tender Offer, currently estimated to total approximately $1.9 billion, with the net proceeds of this offering and available cash. If the Tender Offer is not consummated, we will not be required to redeem the notes and we will use the net proceeds from the offering of the notes for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2019 and as adjusted for the issuance and sale of the notes (before the underwriting discounts and our estimated offering expenses). You should read this table in conjunction with our consolidated financial statements and the accompanying notes that are incorporated by reference in this prospectus supplement.

	As of September 30, 2019
	Actual	As Adjusted
	(in millions)
Debt (including current maturities of long-term debt):
Financing arrangements secured by aircraft:
Certificates(1)	$1,999	$1,999
Notes(1)	1,246	1,246
2.875% Notes due 2020	1,000	1,000
3.625% Notes due 2022	1,000	1,000
2.600% Notes due 2020	450	450
3.400% Notes due 2021	600	600
3.800% Notes due 2023	500	500
4.375% Notes due 2028	500	500
2.900% Notes due 2024 offered hereby	—	900
3.750% Notes due 2029 offered hereby	—	600
NYTDC Special Facilities Revenue Bonds, Series 2018(1)	1,383	1,383
Other financings(1)(2)	196	196
Unamortized premium and debt issue cost, net	151	151
Finance Leases(3)	1,094	1,094

Total debt	$10,119	$11,619

Stockholders’ equity:
Common stock at $0.0001 par value; 1,500,000,000 shares authorized, 655,694,564 shares issued at September 30, 2019	—	—
Additional paid-in capital	11,177	11,177
Retained earnings	11,772	11,772
Accumulated other comprehensive loss	(7,645)	(7,645)
Treasury stock, at cost	(236)	(236)

Total stockholders’ equity	$15,068	$15,068

Total capitalization	$25,187	$26,687

(1)	Due in installments.
(2)	Primarily includes unsecured bonds and debt secured by certain accounts receivable and real estate.
(3)	Excludes operating lease obligations of $6.3 billion.

DESCRIPTION OF NOTES

The notes will be issued under the base indenture (the “base indenture”) referred to in the accompanying prospectus between us and U.S. Bank National Association, as trustee, as amended by a fourth supplemental indenture between us and U.S. Bank National Association, as trustee (the “supplemental indenture” and, together with the base indenture, the “indenture”) . The following description, together with the description in the accompanying prospectus under the caption “Description of the Debt Securities,” is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed the base indenture as an exhibit to our registration statement, which includes this prospectus supplement and the accompanying prospectus. This description of the notes supplements, and, to the extent it is inconsistent with, replaces, the description of the general provisions of the notes and the base indenture in the accompanying prospectus. Each series of notes is a series of our debt securities as that term is used in the accompanying prospectus.

With certain exceptions and pursuant to certain requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described under the caption “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

General

We are offering $900,000,000 aggregate principal amount of our 2.900% notes due 2024 (the “2024 Notes”) and $600,000,000 aggregate principal amount of our 3.750% notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “notes”). The 2024 Notes and the 2029 Notes will each be issued as a separate series of debt securities under the base indenture referred to in the accompanying prospectus between us and U.S. Bank National Association, as trustee, as amended by the supplemental indenture

Although we are offering $900,000,000 principal amount of the 2024 Notes and $600,000,000 principal amount of the 2029 Notes in this offering, we may from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of any series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the issue date, public offering price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the applicable notes previously issued, and such additional notes will form a single series with the applicable notes issued thereunder.

Initially, all notes will be issued in global form as indicated under “—Book-Entry, Delivery and Form” below. We may make payments on any notes that are later issued in certificated form at the corporate trust office of the trustee in New York, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

Maturity and Interest

The 2024 Notes will mature on October 28, 2024 and the 2029 Notes will mature on October 28, 2029. Interest on the 2024 Notes will accrue at the rate of 2.900% per year and will be payable semi-annually on each April 28 and October 28, commencing April 28, 2020. Interest on the 2029 Notes will accrue at the rate of 3.750% per year and will be payable semi-annually on each April 28 and October 28, commencing April 28, 2020. We will make each interest payment on the notes to the person in whose name the notes are registered at the close of business on April 13 or October 13 next preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, redemption date or maturity date, and, unless we default on the payment, no interest will accrue for the period from and after the interest payment date, redemption date or maturity date. “Business day” means a day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated to close.

Redemption

We will have the right to redeem the notes, in whole or in part, at any time.

If the 2024 Notes or the 2029 Notes are redeemed at any time prior to the applicable Par Call Date (as defined below), such notes will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes that would have been made if such notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (in the case of the 2024 Notes) or 30 basis points (in the case of 2029 Notes) plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date. If the 2024 Notes or the 2029 Notes are redeemed on or after the applicable Par Call Date, such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

In the case of any redemption described above, such redemption is subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the date of redemption.

For purposes of determining the redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, in the case of the 2024 Notes and the 2029 Notes, calculated as if the maturity date of the notes were the applicable Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Par Call Date” means (1) in the case of the 2024 Notes, September 28, 2024 (one month prior to the maturity date) or (2) in the case of the 2029 Notes, July 28, 2029 (three months prior to the maturity date).

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Primary Treasury Dealers (as defined below) selected by each of SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as applicable, or one of their respective affiliates; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue

(expressed in each case as a percentage of its principal amount) quoted in writing to us and the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by the Quotation Agent on the third business day preceding the redemption date.

Any such redemption may, at our discretion, be conditioned upon (1) the occurrence of a Change of Control or (2) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date.

There will be no sinking fund for the notes.

Redemption Procedures

We will provide not less than 15 nor more than 45 days’ notice sent to each registered holder of the notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption.

If fewer than all of the notes of a series are to be redeemed at any time, selection of notes of such series for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not listed on a national securities exchange, on a pro rata basis, by lot, or such other method as the trustee deems appropriate and fair (or such other method as The Depository Trust Company (“DTC”) may require); provided, however, that the notes of a series will be redeemed only in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Offer to Repurchase Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have otherwise exercised our right to redeem the notes, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless we have otherwise exercised our right to redeem the notes of a series, we will be required to deliver a notice to each holder of such notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer; provided that, at our option, we may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer must surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of the outstanding notes of a series validly tender and do not withdraw the notes of such series in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, purchases all of such notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

Except as described above with respect to a Change of Control Triggering Event, the indenture does not and the notes will not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization, or similar transaction.

As used herein:

“Below Investment Grade Rating Event” means the rating on the applicable series of notes is lowered by two of the Rating Agencies and, as a result, such notes are rated below Investment Grade by such Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us and the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Delta and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any such transaction where the holders of Delta’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of the Voting Stock of the transferee, or the parent thereof, immediately after such transaction and in substantially the same proportion as their ownership in Delta before the transaction;

(2)	the adoption of a plan relating to the liquidation or dissolution of Delta; and

(3)

consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Delta or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Delta’s Voting Stock or other Voting Stock into which Delta’s Voting Stock is reclassified, consolidated, exchanged, or changed measured by voting power rather than number of shares, other than any such transaction where:

(a)	Delta’s outstanding Voting Stock is reclassified, consolidated, exchanged, or changed for other Voting Stock of Delta or for Voting Stock of the surviving corporation, and

(b)

the holders of Delta’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of Delta’s Voting Stock or the Voting Stock of the surviving parent corporation immediately after such transaction and in substantially the same proportion as their ownership in Delta before the transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Limitation on Liens

Delta will not, and will not permit any Significant Subsidiary to, at any time subject to any Lien any Covered Property to secure any Indebtedness or Capital Lease, unless the notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and Delta covenants that if and when any such Lien is created, the notes will be so secured thereby; provided, that, the foregoing shall not apply to:

(a)

(i) Liens on Covered Property outstanding on the Issue Date securing Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date) and (ii) Liens on Covered Property incurred after the Issue Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date);

(b)

any Lien on any Covered Property (i) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (ii) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to Delta or any of its subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within 180 days after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to Delta or any of its subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(c)	Liens by a subsidiary as security for Indebtedness or Capital Lease owed to Delta or any subsidiary;

(d)

a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of Delta or any subsidiary in the ordinary course of business on moneys of Delta or such subsidiary deposited with such lender or holder in the ordinary course of business;

(e)	Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(f)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (e) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of Delta and its subsidiaries secured by such Lien; and

(g)

other Liens not permitted by any of the foregoing clauses (a) through (f) on any Covered Property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (g) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (g) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.

Any Lien that is granted to secure the notes shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the notes.

As used herein:

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Consolidated Tangible Assets” means, at any date of determination, the total assets of Delta and its subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of Delta filed with the Commission, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Delta or any of its subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Covered Property” means any property, tangible or intangible, real or personal, or asset of Delta or any subsidiary, other than any Aircraft Assets, Slots, Routes or Gate Interests.

“FAA Slots” means all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or recodified from time to time, or, in the case of slots at New York LaGuardia Airport, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, 71 Fed. Reg. 77,854 (December 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to New York LaGuardia Airport, as such order may be amended or re-codified from time to time, or, in the case of slots at John F. Kennedy International Airport, as defined in the Operating Limitations at John F. Kennedy International Airport, Order Limiting Scheduled Operations at John F. Kennedy International Airport, 73 Fed. Reg. 3510 (January 18, 2008), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to John F. Kennedy International Airport, as such order may be amended or re-codified from time to time, in each case of Delta and, if applicable, any subsidiary, now held or hereafter acquired (other than “slots” which have been permanently allocated to another air carrier and in which Delta and, if applicable, any subsidiary holds temporary use rights).

“Foreign Slot” means all of the rights and operational authority, now held or hereafter acquired, of Delta and, if applicable, a subsidiary to conduct one landing or takeoff operation during a specific hour or other period on a specific day of the week at each non-United States airport served in conjunction with Delta’s or such subsidiary’s operations over a Route, other than “slots” which have been permanently allocated to another air carrier and in which Delta or, if applicable, such subsidiary holds temporary use rights.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gate Interests” means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by Delta or, if applicable, a subsidiary in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which Delta or any subsidiary conducts scheduled operations.

“Indebtedness” means any Person’s obligation for borrowed money, including without limitation all obligations evidenced by bonds, debentures, notes or similar instruments.

“Issue Date” means the date on which any notes are first issued under the indenture.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.

“Routes” means the routes for which Delta or, if applicable, a subsidiary holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights,” whether or not utilized by Delta or such subsidiary.

“Significant Subsidiary” means, at any date of determination, any of Delta’s subsidiaries that, together with its subsidiaries, (i) for Delta’s most recently completed four full fiscal quarters for which consolidated financial statements have been filed with the Commission, accounted for more than 10.0% of the consolidated revenues of Delta and its subsidiaries or (ii) as of the end of Delta’s most recent fiscal quarter for which consolidated financial statements have been filed with the Commission, was the owner of more than 10.0% of the consolidated assets of Delta and its subsidiaries.

“Slot” means each FAA Slot and each Foreign Slot.

“Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

Events of Default

In addition to the events of default described in the accompanying prospectus, the following event will be an “event of default” with respect to the notes: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Delta or a subsidiary (or the payment of which is guaranteed by Delta or a subsidiary), whether such Indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default:

(a)	is caused by a failure to pay principal of such Indebtedness at its stated final maturity (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200,000,000 or more.

Ranking

The notes will be our direct, unsecured, and unsubordinated obligations. The notes will rank pari passu, or equal in right of payment, with all of our other unsubordinated indebtedness and senior in right of payment to all of our future subordinated debt. The indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Denominations

The notes will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Listing

We are not required and do not intend to list the notes on any securities exchange.

Book-Entry, Delivery and Form

The notes will be issued initially in the form of a global security registered in the name of DTC or its nominee, or through the accounts that Clearstream Banking, société anonyme, or Euroclear Bank SA/NV, as operator of the Euroclear System, maintains as a participant in DTC, as described under the caption “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances, as described under the caption “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters of the notes), banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own interests in DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain custodial relationship with a participant, either directly or indirectly.

Settlement for the notes will be made in same-day funds. We will make all payments of principal and interest on any notes held by DTC in immediately available funds. To the extent any notes are held by DTC, DTC will require secondary trading activity in the notes to be settled in immediately available funds.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on laws, regulations, rulings and decisions now in effect, including the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations promulgated thereunder, all of which are subject to change, possibly with retroactive effect. Congress is currently considering certain legislative proposals that, if enacted, would result in significant changes to U.S. federal tax laws. We cannot assure you that any change in law will not significantly alter the tax considerations that we describe in this discussion.

This summary deals only with beneficial owners of notes that will hold notes as capital assets for U.S. federal income tax purposes, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, accrual method taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local or foreign tax laws. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual that is a citizen or resident of the United States, a domestic corporation or other entity taxable as a corporation for U.S. federal income tax purposes, an estate whose income is subject to U.S. federal income taxation regardless of its source, a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person, or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the note. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate, or trust that is, in each case, not a U.S. holder.

U.S. Holders

Certain Additional Payments

In certain circumstances (see “Description of Notes—Redemption” and “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. Under applicable U.S. Treasury regulations, the possibility that certain payments in excess of stated interest and principal will be made will not cause the notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (which are subject to special rules) if there is only a remote likelihood as of the issue date of the notes that these payments will be made, if the amounts thereof are considered incidental, and/or in certain other circumstances. We intend to take the position that the likelihood of such payments being made is remote or incidental and that the notes will not be considered contingent payment debt instruments. Our position is binding on a U.S. holder unless such holder discloses that it is taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS and if the IRS were to challenge this position, a U.S. holder might be required to use the accrual method, even if it were otherwise a cash method taxpayer, to take into account interest income accrued on the notes and to treat as ordinary income rather than capital gain any income that it realizes on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Payments of Interest

Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting). It is expected, and this discussion assumes, that the notes will not be issued with original issue discount (“OID”) in an amount equal to or in excess of a de minimis amount. In general, however, if the notes are issued with an amount of OID that is equal to or more than a de minimis amount, regardless of a U.S. holder’s regular method of accounting for U.S. federal income tax purposes, the U.S. holder will have to include OID as ordinary gross income for U.S. federal income tax purposes under a “constant yield method” before the receipt of cash attributable to such income.

Sale, Exchange, Redemption or Retirement of Notes

Upon the sale, exchange, redemption or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (less any accrued but unpaid interest, which will be taxable as ordinary interest income as described above) and the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has owned the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

An additional 3.8% tax applies to the “net investment income” of certain U.S. citizens and residents and to the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors are urged to consult their own tax advisors with respect to this additional tax and its applicability in their particular circumstances.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies that it is not a U.S. person by providing a properly executed Internal Revenue Service (the “IRS”) Form W-8BEN or W-8BEN-E, to the applicable withholding agent; (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; (iii) the non-U.S. holder is not a bank receiving interest on the notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (iv) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

If any of the above requirements are not satisfied, payments of interest will be subject to U.S. federal withholding tax at a rate of 30% unless the non-U.S. holder provides a properly executed applicable IRS W-8 form claiming an exemption from, or reduction of, withholding under the benefits of an applicable income tax treaty with the United States, or, if the payments of interest are effectively connected with the conduct of a trade or business in the United States (or, if an income tax treaty applies, are attributable to a permanent establishment in the United States maintained by the non-U.S. holder), the non-U.S. holder provides a properly executed IRS Form W-8ECI. If the interest income is effectively connected income, the non-U.S. holder will be subject to U.S. federal income tax on such income at regular graduated income tax rates generally in the same manner as if the non-U.S. holder was a U.S. holder.

Sale, Exchange, Redemption or Retirement of Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of notes (however, to the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, redemption, retirement or other disposition of notes is attributable to accrued but unpaid interest, such portion shall be treated as described above in “—Non-U.S. Holders—Payments of Interest”), unless the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (or, if an income tax treaty applies, a permanent establishment is maintained to which such gain is attributable). In such case, the non-U.S. holder will be subject to U.S. federal income tax at regular income tax rates generally in the same manner as if the non-U.S. holder was a U.S. holder.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments or otherwise comply with applicable requirements.

Payments of interest on a note to a non-U.S. holder, and any amounts withheld from such payments, generally will be reported to the IRS and to the non-U.S. holder, and such information may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. In addition, a non-U.S. holder may be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant or holds its notes through a foreign financial institution that is not FATCA compliant, unless an exemption applies. In order to be treated as FATCA compliant, a holder must provide us or an applicable withholding agent certain documentation (usually an IRS Form W-9, W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement regarding FATCA between the United States and another country (an “IGA”).

The rules under FATCA, including in the implementation of a particular IGA, may change in the future. Future guidance may subject payments on notes that are materially modified more than six months after the issuance of such future guidance, to a withholding tax of 30% if any foreign financial institution that holds any such note, or through which any such note is held, has not entered into an information reporting agreement with the IRS under FATCA or complied with the terms of a relevant IGA. This withholding tax will not apply to payments made prior to two years after the date on which final U.S. Treasury regulations on this issue are published. Until final U.S. Treasury regulations are issued, however, we and any withholding agent may rely on proposed regulations that eliminate FATCA withholding on such gross proceeds.

If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the notes. Prospective investors should consult their own independent tax advisors concerning the U.S. federal, state, local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

UNDERWRITING; CONFLICTS OF INTEREST

We have entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters, with respect to the notes. Subject to certain conditions, we have agreed to sell to each underwriter and each underwriter named below has severally agreed to purchase from us the principal amount of the notes that appears opposite its name in the table below.

Underwriters	Principal Amount of 2024 Notes	Principal Amount of 2029 Notes
Barclays Capital Inc.	$122,400,000	$81,600,000
Citigroup Global Markets Inc.	122,400,000	81,600,000
J.P. Morgan Securities LLC	122,400,000	81,600,000
SMBC Nikko Securities America, Inc.	122,400,000	81,600,000
U.S. Bancorp Investments, Inc.	122,400,000	81,600,000
BNP Paribas Securities Corp.	69,750,000	46,500,000
Fifth Third Securities, Inc.	69,750,000	46,500,000
ICBC Standard Bank Plc	69,750,000	46,500,000
Wells Fargo Securities, LLC	69,750,000	46,500,000
Credit Agricole Securities (USA) Inc.	4,500,000	3,000,000
Siebert Cisneros Shank & Co., L.L.C.	4,500,000	3,000,000

Total	$900,000,000	$600,000,000

The underwriters have agreed to purchase all of the notes if any of them are purchased. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to, among other customary conditions, the delivery of certain legal opinions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated in certain circumstances.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to (i) 0.400% of the principal amount of the 2024 Notes and (ii) 0.400% of the principal amount of the 2029 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to (i) 0.200% of the principal amount of the 2024 Notes and (ii) 0.250% of the principal amount of the 2029 Notes. After the initial offering, the underwriters may change the public offering prices and any other selling terms.

The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed that, subject to certain exceptions, we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes:

	Underwriting Discounts paid by us
	Per Note	Total
2024 Notes	0.600%	$5,400,000
2029 Notes	0.650%	$3,900,000

Total		$9,300,000

We estimate that we will spend approximately $3.7 million for printing, rating agency fees, trustee and legal fees and other expenses related to this offering.

The notes are a new issue of securities with no established trading market. We are not required and do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market making at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect that delivery of the notes will be made against payment on the notes on or about October 28, 2019, which will be five business days (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) following the date of pricing of the notes (this settlement cycle is referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or after such date but before settlement occurs may be required, by virtue of the fact that the notes will settle in T+5 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to make such trades should consult their own advisors.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the U.S. Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

Conflicts of Interest

Each underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses reimbursements. In particular, affiliates of the underwriters are party (including as lenders) to certain of our revolving credit facilities and to certain financing arrangements secured by our aircraft. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Because certain of the underwriters or their affiliates may have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Offering Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The expression “offer” means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

This prospectus supplement and the accompanying prospectus and any other material in relation to the notes is only being distributed to and is only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “relevant persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, our notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement or any other offering material relating to the notes has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”), and the notes will be offered in Singapore pursuant to the exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the SFA, (2) to a relevant person under Section 275(1A) and/or any person under Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law. Solely for the purposes of its obligations pursuant to sections 309B(1)(a) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined by Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or the rules of any other stock exchange or regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes will be passed upon for Delta by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Milbank LLP, New York, New York. The respective counsel for Delta and the underwriters will rely on the opinion of Alan T. Rosselot, Assistant General Counsel of Delta, as to certain matters relating to the authorization, execution and delivery of the indenture and the supplemental indenture by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2019 and March 31, 2018, the three and six-month periods ended June 30, 2019 and June 30, 2018 and the three and nine-month periods ended September 30, 2019 and September 30, 2018, each as incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 10, 2019, July 11, 2019 and October 10, 2019 included in Delta Air Lines, Inc.’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, each as incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference in this prospectus supplement (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February  15, 2019, including those portions of our Definitive Proxy Statement on Schedule 14A filed on April 26, 2019 that are specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•	Our Current Reports on Form 8-K filed on February 8, 2019, March 13, 2019, May 24, 2019, June 20, 2019, July 11, 2019, August 7, 2019, September 26, 2019 and October 2, 2019.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS

Delta Air Lines, Inc.

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Investing in our debt securities involves risks. Please consider carefully the risks described under the heading “Risk Factors” on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”

References in this prospectus to “Delta,” “we,” “us” and “our” and all similar references are to Delta Air Lines, Inc. and its wholly-owned subsidiaries. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries.

RISK FACTORS

Investment in the debt securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K incorporated by reference herein or in the applicable prospectus supplement, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet web site (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference in this prospectus (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	Current Report on Form 8-K filed on January 26, 2017.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

DELTA AIR LINES, INC.

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around a system of hub, international gateway and key airports that we operate in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to domestic and international cities and to other hubs or gateways. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Other important characteristics of our route network include our international joint ventures, our alliances with other foreign airlines, our membership in SkyTeam and agreements with multiple domestic regional carriers that operate as Delta Connection®.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from any offering of the debt securities for general corporate purposes, primarily to fund our operations, to repay debt or for any other purpose we describe in any applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings represents income before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs and the portion of rent expense representative of the interest factor.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	13.47	13.19	2.41	3.64	1.90

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. The following summary of the debt securities is not complete. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement the extent to which the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below.

We will issue the debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee, as supplemented from time to time (the “indenture”). The following summary of the provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. The particular terms and conditions of the debt securities of each series offered by any prospectus supplement will be described in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each supplemental indenture, reflecting the specific terms and provisions of each series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of supplemental indenture that has been filed in the manner described under “Where You Can Find More Information.”

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally in right of payment with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with

“original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of the Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	if other than U.S. dollars, the foreign currency or foreign currencies in which the series of debt securities will be denominated;

•	the date(s) on which the principal of the series of debt securities will be payable or the method of determination thereof;

•

the rate(s) at which the series of debt securities will bear interest, if any, the date(s) from which that interest will accrue, the date(s) on which that interest will be payable and the terms and conditions of any deferral of interest, additional interest, if any, on the series of debt securities, the right, if any, to extend the interest payment periods and the duration of the extensions, and the record date(s) to determine to which holders interest is payable;

•	the offices or agencies where the principal of and any interest on the series of debt securities will be payable;

•

the right, if any, to redeem the series of debt securities, in whole or in part, at our option and the period(s) within which, or the date(s) on which, the price(s) at which and any terms and conditions upon which the series of debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

the obligation, if any, for us to redeem, purchase or repay the series of debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price(s) at which and the period(s) within which or the date(s) on which, and any terms and conditions upon which the series of debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•

the percentage of the principal amount at which the series of debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

if other than the coin, currency or currencies in which the series of debt securities will be denominated, the coin, currency or currencies in which payment of the principal of or interest on the series of debt securities will be payable, including composite currencies or currency units;

•

if the principal of or interest on the series of debt securities will be payable, at our election or the election of a holder thereof, in a coin or currency other than that in which the series of debt securities will be denominated, the period(s) within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of and interest on the series of debt securities may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the series of debt securities will be denominated, the manner in which such amounts will be determined;

•

whether and under what circumstances we will pay additional amounts on the series of debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the series of debt securities rather than pay such additional amounts;

•	any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the series of debt securities;

•	any deletion from, modification of or addition to the events of default or covenants with respect to the series of debt securities;

•

if the series of debt securities will be convertible into or exchangeable for any other security or property of ours, including, without limitation, securities of another person held by us or our affiliates and, if so, the terms thereof;

•	the applicability, if any, of certain covenant defeasance provisions to such series under certain specified circumstances set forth in the indenture;

•

whether the series of debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security, which depositary will be a clearing agency registered under the Exchange Act; and

•	any other terms of the debt securities of the series.

Interest and Interest Rates

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

If any date of payment of interest on or principal of a debt security, or any date fixed for redemption or repayment of such debt security, falls on a date that is not a business day, then payment of interest or principal and premium, if any, may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us in the continental United States for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to exchange or register a transfer of any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee entity (the “Successor”) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and any such supplemental indenture comply with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities; provided, however, that we will not be relieved from the obligation to pay the principal of, premium (if any) and interest on the debt securities except in the case of a sale of all of our assets.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

As used in the indenture, “person” means any individual, corporation, business trust, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

Each of the following events are defined in the indenture as an “event of default” with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due and payable;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon redemption, by declaration or otherwise;

(3) failure by us to observe or perform in any material respect any covenant or agreement in the indenture with respect to the debt securities of such series (other than a covenant or agreement included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur; and

(5) any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and supplemental indenture.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement regarding compliance with the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) such holders have offered the trustee indemnity or security reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the principal amount of such debt securities of any series whose holders must consent to any modification of the indenture.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	evidence the assumption by another corporation of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities of any series;

•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium, if any, or interest on debt securities of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (5) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (DTCC) which is owned by the users of its regulated subsidiaries.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days after we receive notice or become aware of such event;

(2) we execute and deliver to the trustee written instructions that such debt securities will be so exchangeable; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any obligation, covenant or agreement under the indenture or any debt security for a claim based thereon or otherwise in respect thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture. We have had and may continue to have commercial banking and other service relationships with the trustee in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest it must eliminate such interest or resign.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to one or more purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of these methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of the debt securities and will describe their compensation. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Kilpatrick Townsend & Stockton LLP, Atlanta, GA, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

$1,500,000,000

$900,000,000 2.900% Notes due 2024

$600,000,000 3.750% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Citigroup	J.P. Morgan

SMBC Nikko	US Bancorp

BNP PARIBAS	Fifth Third Securities	ICBC Standard Bank	Wells Fargo Securities

Co-Managers

Credit Agricole CIB	Siebert Cisneros Shank & Co., L.L.C.

October 21, 2019